INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Western Bancorp (formerly Monarch Bancorp) on Form S-8 of our report dated January 24, 1997 (March 17, 1997 as to Notes 7 and 13) on the consolidated statements of financial condition of California Commercial Bankshares and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, appearing in the Current Report on Form 8-K of Western Bancorp dated July 15, 1997 (such consolidated financial statements are not included herein), and also appearing in the annual report as amended on Form 10-K/A, of California Commercial Bankshares, for the year ended December 31, 1996.

                                        /s/ Deloitte & Touche LLP

Los Angeles, California
January 20, 1998


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


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Western Bancorp (formerly Monarch Bancorp) on Form S-8 of our report dated January 24, 1997 on the consolidated statements of financial condition of SC Bancorp and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, appearing in the Current Report on Form 8-K of Western Bancorp dated October 24, 1997 (such consolidated financial statements are not included herein), and also appearing in the annual report as amended on Form 10-K/A, of SC Bancorp, for the year ended December 31, 1996.

                                        /s/ Deloitte & Touche LLP


Los Angeles, California
January 20, 1998


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